Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of GrowLife, Inc., of our report dated April 14, 2016 to the consolidated financial statements of GrowLife, Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders' deficit, and cash flows for years December 31, 2015 and 2014. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ PMB Helin Donovan, LLP
Seattle, Washington

May 9, 2016